Exhibit 10.13

KIRKLAND’S, INC.

2002 EMPLOYEE STOCK PURCHASE PLAN

(as amended and restated, effective June 1, 2016)

1. Purpose and Effective Date.

(a) Purpose. The purpose of the Plan is to provide Eligible Employees with an opportunity to increase their interest in the success of the Company by purchasing Stock from the Company on favorable terms. The Plan is intended to satisfy the requirements of Section 423 of the Code and will be interpreted accordingly.

(b) Effective Date. The effective date of this Plan restatement is June 1, 2016.

2. Administration.

(a) Committee Composition. The Plan will be administered by the Compensation Committee of the Board of Directors of the Company (the “Committee”). The Committee will consist exclusively of one or more directors of the Company, who will be appointed by the Board.

(b) Committee Responsibilities. The Committee will interpret the Plan and make all other policy decisions relating to the operation of the Plan. The Committee may adopt such rules, guidelines and forms as it deems appropriate to implement the Plan. The Committee’s determinations under the Plan will be final and binding on all persons.

3. Enrollment And Participation.

(a) Purchasing/Holding Periods.

(i) Shares of Stock shall be offered for purchase under the Plan through a series of successive Purchase Periods until such time as (a) the maximum number of shares of Stock available for issuance under the Plan shall have been purchased or (b) the Plan shall have been sooner terminated.

(ii) Except as otherwise provided by the Committee or in Section 13(c), each Purchase Period other than the first Purchase Period shall have a duration of three (3) months. The first Purchase Period shall begin September 1, 2008 and end November 30, 2008; provided, however, that thereafter the start date and end dates for each Purchase Period shall be: (1) December 1 through February 28 (or February 29, in the case of a leap year); (2) March 1 through May 31; (3) June 1 through August 31; and (4) September 1 through November 30. Purchases shall be made on the last business day of each Purchase Period.

(b) Enrollment. An individual who qualifies as an Eligible Employee on the day preceding the first day of a Purchase Period may elect to become a Participant in the Plan by executing the enrollment/election form prescribed for this purpose by the Committee. The enrollment/election form must be filed with the Company at the prescribed location during one of the open enrollment periods (during the months of June and December). Enrollees will be eligible to begin withholding on the beginning of the Purchase Period which begins after the end of the enrollment period.

(c) Duration of Participation. Once enrolled in the Plan, a Participant will continue to participate in the Plan until he or she withdraws (or is deemed to have withdrawn) from the Plan under Section 5(a). An individual who has ceased participation in the Plan may again become a Participant, if he or she then is an Eligible Employee, by following the procedure described in Subsection (b) above.

4. Employee Contributions.

(a) Payroll Withholding Required. Participants may purchase shares of Stock under the Plan only by means of payroll deductions.

(b) Rate of Payroll Deductions. An Eligible Employee will designate on the enrollment/election form the portion of his or her Compensation that he or she elects to have withheld for the purchase of Stock. Such portion may be any whole percentage of the Eligible Employee’s Compensation not less than 1% and not more than 15%.

(c) Mechanics of Payroll Deductions. Once a Participant has authorized payroll withholding, payroll deductions will occur on each payday during participation in the Plan. A Participant may change the rate of payroll withholding by filing a new enrollment/election form with the Company at the prescribed location at any time (subject to any applicable insider trading restrictions), but you may not make more than one change during the same Purchase Period. The new withholding rate will be effective as soon as reasonably practicable after such form has been received by the Company. The Committee may limit the number of times a Participant changes the rate of his or her withholding during any Purchase Period.

(d) Discontinuing Payroll Deductions. A Participant who has authorized payroll withholding may discontinue contributions entirely by filing a new enrollment/election form with the Company at the prescribed location at any time (subject to any applicable insider trading restrictions). Payroll withholding will cease as soon as reasonably practicable after such form has been received by the Company. In addition, employee contributions may be discontinued automatically pursuant to Section 8(b). A Participant who has discontinued employee contributions in a given Purchase Period will be deemed to have withdrawn from the Plan under Section 5(a) immediately following the end of that Purchase Period.

5. Withdrawals and Re-enrollment.

(a) Withdrawals. A Participant may elect to withdraw from the Plan by filing the prescribed form with the Company at the prescribed location at any time before the last day of a Purchase Period. As soon as reasonably practicable thereafter, payroll deductions will cease and the entire amount credited to the Participant’s Plan Account will be refunded to him or her in cash, without interest. No partial withdrawals will be permitted.

(b) Re-enrollment. A former Participant who has withdrawn from the Plan will not be a Participant until he or she re-enrolls in the Plan under Section 3(b). Re-enrollment may be effective only during an open enrollment period (during the month of June or December).

6. Change in Employment Status.

(a) Termination of Employment. Termination of employment as an Eligible Employee for any reason, including death, will be treated as an automatic withdrawal from the Plan under Section 5(a). (A transfer from one Participating Company to another will not be treated as a termination of employment.)

(b) Leave of Absence. For purposes of the Plan, employment will not be deemed to terminate when the Participant goes on a military leave, a sick leave or another bona fide leave of absence, if the leave was approved by the Company in writing. Employment, however, will be deemed to terminate 90 days after the Participant goes on a leave, unless a contract or statute guarantees his or her right to return to work. Employment will be deemed to terminate in any event when the approved leave ends, unless the Participant immediately returns to work.

(c) Death. In the event of the Participant’s death, the amount credited to his or her Plan Account will be paid to a beneficiary designated by him or her for this purpose on the prescribed form or, if none, to the Participant’s estate. Such form will be valid only if it was filed with the Company at the prescribed location before the Participant’s death.

7. Plan Accounts and Purchase of Shares.

(a) Plan Accounts. The Company will maintain a Plan Account on its books in the name of each Participant. Whenever an amount is paid by a Participant or withheld from his or her Compensation under the Plan, such amount will be credited to the Participant’s Plan Account. Amounts credited to Plan Accounts will not be trust funds and may be commingled with the Company’s general assets and applied to general corporate purposes. No interest will be credited to Plan Accounts.

(b) Purchase Price. The Purchase Price for each share of Stock purchased at the close of a Purchase Period will be 85% of the Fair Market Value on the last business day of such Purchase Period.

(c) Number of Shares Purchased. As of the last business day of each Purchase Period, each Participant will be deemed to have elected to purchase the number of shares of Stock calculated in accordance with this Subsection (c), unless the Participant has previously withdrawn from the Plan in accordance with Section 5(a). The amount then in the Participant’s Plan Account will be divided by the Purchase Price, and the number of shares that results will be purchased from the Company with the funds in the Participant’s Plan Account. The foregoing notwithstanding, no Participant will purchase more than 25,000 shares of Stock with respect to any Purchase Period nor more than the amounts of Stock set forth in Sections 8(b).

(d) Available Shares Insufficient. If the aggregate number of shares that all Participants elect to purchase during an Purchase Period exceeds the maximum number of shares remaining available for issuance under Section 13(a), then the number of shares to which each Participant is entitled will be determined by multiplying the number of shares available for issuance by a fraction, the numerator of which is the number of shares that such Participant has elected to purchase and the denominator of which is the number of shares that all Participants have elected to purchase.

(e) Issuance of Stock. Certificates representing the shares of Stock purchased by a Participant under the Plan will be issued to him or her as soon as reasonably practicable after the close of the applicable Purchase Period, except that the Committee may determine that such shares will be held for each Participant’s benefit by a broker designated by the Committee (unless the Participant has elected that certificates be issued to him or her). Shares may be registered in the name of the Participant or jointly in the name of the Participant and his or her spouse as joint tenants with right of survivorship or as community property.

(f) Unused Cash Balances. An amount remaining in the Participant’s Plan Account that represents the Purchase Price for any fractional share will be carried over in the Participant’s Plan Account to the next Purchase Period. Any amount remaining in the Participant’s Plan Account that represents the Purchase Price for whole shares that could not be purchased by reason of Subsection (c) above, Section 8(b) or the aggregate share limit of Section 13(a) will be refunded to the Participant in cash, without interest.

8. Limitations on Stock Ownership.

(a) Five Percent Limit. Any other provision of the Plan notwithstanding, no Participant will be granted a right to purchase Stock under the Plan if such Participant, immediately after his or her election to purchase such Stock, would own stock possessing more than 5% of the total combined voting power or value of all classes of stock of the Company or any parent or Subsidiary of the Company. For purposes of this Subsection (a), the following rules will apply:

(i) Ownership of stock will be determined after applying the attribution rules of Section 424(d) of the Code; and

(ii) Each Participant will be deemed to own any stock that he or she has a right or option to purchase under this or any other plan or arrangement.

(b) Dollar Limit. Any other provision of the Plan notwithstanding, no Participant will purchase Stock with a Fair Market Value in excess of the following limit:

(i) In the case of Stock purchased during a Purchase Period that commenced in the current calendar year, the limit will be equal to (A) $25,000 minus (B) the Fair Market Value of the Stock that the Participant previously purchased in the current calendar year (under this Plan and all other employee stock purchase plans of the Company or any parent or Subsidiary of the Company).

(ii) In the case of Stock purchased during a Purchase Period that commenced in the immediately preceding calendar year, the limit will be equal to (A) $50,000 minus (B) the Fair Market Value of the Stock that the Participant previously purchased (under this Plan and all other employee stock purchase plans of the Company or any parent or Subsidiary of the Company) in the current calendar year and in the immediately preceding calendar year.

A Participant whose employee contributions are discontinued automatically as a result of the limits stated in this Section 8(b) will automatically resume contributions to the Plan at the beginning of the earliest Purchase Period ending in the next calendar year, if he or she then is an Eligible Employee.

9. Rights Not Transferable. The rights of any Participant under the Plan, or any Participant’s interest in any Stock or moneys to which he or she may be entitled under the Plan, will not be transferable by voluntary or involuntary assignment or by operation of law, or in any other manner other than by beneficiary designation or the laws of descent and distribution. If a Participant in any manner attempts to transfer, assign or otherwise encumber his or her rights or interest under the Plan, other than by beneficiary designation or the laws of descent and distribution, then such act will be treated as an election by the Participant to withdraw from the Plan under Section 5(a).

10. No Rights as an Employee. Nothing in the Plan or in any right granted under the Plan will confer upon the Participant any right to continue in the employ of a Participating Company for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Participating Companies or of the Participant, which rights are hereby expressly reserved by each, to terminate his or her employment at any time and for any reason, with or without cause.

11. No Rights as a Stockholder. A Participant will have no rights as a stockholder with respect to any shares of Stock that he or she may have a right to purchase under the Plan until such shares have been purchased on the last day of the applicable Purchase Period.

12. Securities Law Requirements. Shares of Stock will not be issued under the Plan unless the issuance and delivery of such shares comply with (or are exempt from) all applicable requirements of law, including (without limitation) the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchange or other securities market on which the Company’s securities may then be traded.

13. Stock Offered Under the Plan.

(a) Authorized Shares. Subject to the provisions of Section 13(b) relating to Adjustments, the aggregate number of shares of Stock available for purchase under the Plan will be 625,000, plus the number of shares of Stock that are automatically added on January 1st of each year for a period of up to ten years, commencing on January 1, 2017 and ending on (and including) January 1, 2026, in an amount equal to the lesser of (i) .5% of the total number of shares of Stock outstanding on December 31st of the preceding calendar year, and (ii) 35,000 shares of Stock. Notwithstanding the foregoing, the Compensation Committee of the Board may act prior to the first day of any calendar year to provide that there will be no January 1st increase in the share reserve for such calendar year or that the increase in the share reserve for such calendar year will be a lesser number of shares of Stock than would otherwise occur pursuant to the preceding sentence.

(b) Adjustments. The aggregate number of shares of Stock offered under the Plan, the share limit described in Section 7(c) and the price of shares that any Participant has elected to purchase will be adjusted proportionately by the Committee for any increase or decrease in the number of outstanding shares of Stock resulting from a subdivision or consolidation of shares or the payment of a stock dividend, any other increase or decrease in such shares effected without receipt or payment of consideration by the Company, the distribution of the shares of a Subsidiary to the Company’s stockholders or a similar event.

(c) Reorganizations. Any other provision of the Plan notwithstanding, immediately prior to the effective time of a Corporate Reorganization, the Purchase Period then in progress will terminate and shares will be purchased pursuant to Section 7, unless the Plan is assumed by the surviving corporation or its parent corporation pursuant to the plan of merger or consolidation. The Plan will in no event be construed to restrict in any way the Company’s right to undertake a dissolution, liquidation, merger, consolidation or other reorganization.

14. Amendment or Discontinuance. The Board will have the right to amend, suspend or terminate the Plan at any time and without notice. Except as provided in Section 13, any increase in the aggregate number of shares of Stock to be issued under the Plan will be subject to approval by a vote of the stockholders of the Company.

15. Definitions. Capitalized terms used herein have the meanings set forth in this Section 15.

(a) “Board” means the Board of Directors of the Company, as constituted from time to time.

(b) “Code” means the Internal Revenue Code of 1986, as amended.

(c) “Committee” means a committee of the Board, as described in Section 2.

(d) “Company” means Kirkland’s, Inc.

(e) “Compensation” means (i) the total compensation paid in cash to a Participant by a Participating Company, including salaries, wages, bonuses, incentive compensation, commissions, overtime pay and shift premiums, plus (ii) any pre-tax contributions made by the Participant under Section 401(k) or 125 of the Code. “Compensation” will exclude all non-cash items, moving or relocation allowances, cost-of-living equalization payments, car allowances, tuition reimbursements, imputed income attributable to cars or life insurance, severance pay, fringe benefits, contributions or benefits received under employee benefit plans, income attributable to the exercise of stock options, and similar items. The Committee will determine whether a particular item is included in Compensation.

(f) “Corporate Reorganization” means:

(i) The consummation of a merger or consolidation of the Company with or into another entity, or any other corporate reorganization; or

(ii) The sale, transfer or other disposition of all or substantially all of the Company’s assets or the complete liquidation or dissolution of the Company.

(g) “Effective Date” means June 1, 2016.

(h) “Eligible Employee” means any employee of a Participating Company who meets both of the following requirements:

(i) His or her customary employment is for more than five months per calendar year and for more than 20 hours per week; and

(ii) He or she has been an employee of a Participating Company for at least 12 consecutive months.

(i) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(j) “Fair Market Value” means, as of any specified date:

(i) the closing price of the Stock as reported on the principal nationally recognized stock exchange on which Stock is traded, or if no price is are reported on that date, the closing price on the last preceding date on which there were reported Stock prices;

(ii) if the Stock is not listed or admitted to unlisted trading privileges on a nationally recognized stock exchange, the closing price of the Stock on that date as reported by The Nasdaq Stock Market, or if no price is reported for that date, the closing price of the Stock on the last preceding date for which there were reported Stock prices; or

(iii) if the Stock is not listed or admitted to unlisted trading privileges on a nationally recognized stock exchange or traded on The Nasdaq Stock Market, the fair market value of one share of Stock, as determined by the Board in its discretion, which determination will be conclusive and binding on all persons.

(k) “Participant” means an Eligible Employee who elects to participate in the Plan, as provided in Section 3(c).

(l) “Participating Company” means (i) the Company and (ii) each present or future Subsidiary designated by the Committee as a Participating Company.

(m) “Plan” means this Kirkland’s, Inc. 2002 Employee Stock Purchase Plan, as amended from time to time.

(n) “Plan Account” means the account established for each Participant pursuant to Section 7(a).

(o) “Purchase Period” means the periods during which contributions are accumulated toward the purchase of Stock under the Plan, as described in Section 3(a)(ii).

(p) “Purchase Price” means the price at which Participants may purchase Stock under the Plan, as determined pursuant to Section 7(b).

(q) “Stock” means the Common Stock of the Company.

(r) “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.